Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERING CONSULTANTS

We hereby consent to the use in the prospectus constituting part of this registration statement on Form F-1 (Registration No. 333-XXXXX) of Canadian Superior Energy Inc. of our report entitled “Report on Reserves Data by Independent Qualified Reserves Evaluator or Auditor” dated March 6, 2006 and to the references to us in such prospectus under the caption “Experts”.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Dana B. Laustsen

Dana B. Laustsen, P. Eng.
Executive Vice-President

Calgary, Alberta
May 12, 2006